EXHIBIT 99.1

LOOP INDUSTRIES REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2023 RESULTS AND PROVIDES UPDATE ON CONTINUING BUSINESS DEVELOPMENTS

•	LOOP AND SK GEO CENTRIC (“SKGC”) SIGN AGREEMENT TO COMMERCIALIZE LOOP’S TECHONOLOGY IN ASIA
•	SAINT-AVOLD IN THE GRAND EST REGION OF FRANCE SELECTED AS SITE FOR EUROPEAN COMMERCIAL MANUFACTURING FACILITY
•	LOOP AND GARNIER LAUNCH MICELLAR CLEANSING WATER IN A 100% UPCYCLED BOTTLE USING LOOP’S TECHNOLOGY
•	FADY MANSOUR APPOINTED AS CFO

LOOP MANAGEMENT TO HOLD UPDATE CALL AT 11 AM ET ON MAY 19, 2023

MONTREAL, QC/ACCESSWIRE/May 18, 2023 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company on a mission to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today provided an update on its activities and reported its consolidated financial results for the fourth quarter and full fiscal year 2023.

Significant Milestones

1. Global Commercialization Update – Asia

Loop and SKGC announced on May 2nd, 2023, that the two partners have signed a joint venture agreement to commercialize Loop’s technology in the Asian market through multiple commercial manufacturing facilities. The first planned Asian manufacturing facility, located in Ulsan, South Korea, is anticipated to break ground in 2023 and to have construction completed by end of 2025. The partners are targeting another three manufacturing facilities to be constructed throughout Asia by 2030. SKGC will own 51% of the joint venture, headquartered in Singapore, with Loop retaining the remaining 49%. The joint venture will hold exclusive commercialization rights to Loop's technology in the Asian market for a set period, with Loop licensing its technology for an annual royalty for each of the commercial plants.

Prior to finalizing the joint venture agreement, on March 28th, 2023, Loop and its strategic partner, SKGC, announced the successful completion of a technical due diligence, executed by SKGC, which evaluated Loop’s technology at its Terrebonne, Quebec, Canada, production facility. A range of parameters were assessed including production yields, operational stability, quality of the purified monomers and overall performance of the production facility. The final report, which was signed by both parties, validates and confirms the efficacy of Loop’s unique technology.

2. Global Commercialization Update – Europe

Loop Industries, together with SUEZ and SKGC, announced on February 16th, 2023, that Saint-Avold in the Grand Est region of France has been selected as the site for their planned commercial manufacturing facility in Europe. The facility will leverage Loop's proprietary technology to convert waste PET into virgin-quality 100% recycled Loop™ PET resin. This development marks a significant step forward in Loop's efforts to accelerate the transition to a circular economy and reduce the environmental impact of plastic waste in Europe.

3. Loop x Garnier Micellar Cleansing Water Bottle Launch

Loop and Garnier, a beauty brand owned by L'Oréal, unveiled on April 19th, 2023, the launch of Garnier’s iconic Micellar Cleansing Water which was manufactured in a 100% upcycled bottle using Loop’s technology. The packaging innovation features Loop branding which serves as a prominent symbol, emphasizing Loop's technology and the high quality of materials used. The product was launched in the US in April 2023, exclusively at Ulta in stores and online.

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4. Customer Letter of Intent

Loop announced on May 15th 2023, that a Letter of Intent (“LOI”) has been signed by On AG, a sportswear brand and a subsidiary of On Holding AG, to secure volumes of Loop™ PET resin from the planned Ulsan, South Korea, commercial manufacturing facility. The signed LOI follows a two-year period of collaboration between Loop and On, throughout which time a technical due diligence was completed, validating Loop’s technology and Loop™ PET resin was tested in On’s product.

5. CFO Appointment

Loop appointed Mr. Fady Mansour as Chief Financial Officer, effective Monday April 17th 2023. Mr. Mansour brings more than 25 years of experience in finance and accounting to the role, including leadership positions at la Caisse de dépôt et placement du Québec and Canadian National Railway Company. In addition to his expertise in finance and corporate governance, he will play a critical role in the Company’s strategic deployment plan.

CEO Comment

Daniel Solomita, Founder and CEO of Loop Industries, commented on the recent updates, saying: “Our achievements in the fourth quarter and full year fiscal 2023 reflect the significant progress Loop Industries has made in realizing our global commercialization goals. The completion of technical due diligence and signing of the agreement with SKGC for the Asian market marks a major milestone, as we embark on establishing multiple commercial manufacturing facilities in the region. The Asian market represents a tremendous opportunity to deploy Loop’s technology and to create a globally accessible circular economy for PET plastic and polyester fiber. Additionally, the selection of Saint-Avold in France as the site for our planned commercial manufacturing facility in Europe and the launch of the Garnier x Loop Micellar Cleansing Water bottle demonstrates our continued progress towards a circular economy. With the support of our strategic partners, we are well-positioned to accelerate the global adoption of our breakthrough technology.”

“I am also delighted to welcome Fady Mansour to the Loop leadership team as CFO and I am certain that he will play a significant role in the next stage of our strategic development.”

Corporate Update Call

Senior Management of Loop Industries, will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

Date: Friday, May 19, 2023

Time: 11:00 am Eastern Time

Participant joining details (by Telephone):

Joining by Telephone:

United States (Local): +1 404 975 4839

United States (Toll-Free): +1 833 470 1428

Access Code: 357602

OR

Registration Link: https://www.netroadshow.com/events/login?show=11d5e854&confId=50887

- Avoid wait time - Bypass speaking with an operator to join the call

- Receive a Calendar Invitation with call access details including your unique PIN

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Fiscal 2022 Financial Results

Fourth Quarter Ended February 28, 2023

The following table summarizes our operating results for the three-month periods ended February 28, 2023 and February 28, 2022, in U.S. Dollars.

	Three months ended
	February 28, 2023	February 28, 2022	Change
Revenues	$12,487	$-	$12,487

Expenses
Research and development
Machinery and equipment expenditures	83,467	1,841,920	(1,758,453)
External engineering	359,297	2,267,021	(1,907,724)
Employee compensation	1,289,096	1,509,831	(220,735)
Stock-based compensation	166,614	384,228	(217,614)
Plant and laboratory operating expenses	215,334	584,730	(369,396)
Other	98,965	390,758	(291,793)
Total research and development	2,212,773	6,978,488	(4,765,715)

General and administrative
Professional fees	704,458	1,109,248	(404,790)
Employee compensation	545,734	624,444	(78,710)
Stock-based compensation	(49,581)	316,396	(365,977)
Insurance	710,697	1,146,574	(435,877)
Other	287,853	227,725	60,128
Total general and administrative	2,199,161	3,424,387	(1,225,226)

Gain on disposition of land	(9,979,933)	-	(9,979,933)
Contingency loss for legal settlement	-	2,519,220	(2,519,220)
Loss from equity-accounted investment	-	1,119,078	(1,119,078)
Depreciation and amortization	139,570	140,426	(856)
Interest and other financial expenses	49,794	35,994	13,800
Interest income	(5,454)	(12,167)	6,713
Foreign exchange loss (gain)	(27,015)	67,506	(94,521)
Total expenses	(5,411,104)	14,272,932	(19,684,036)
Net income (loss)	$5,423,591	$(14,272,932)	$19,696,523

Revenues

Revenues for the three-month period ended February 28, 2023 were $0.01 million. For the same period in 2022, there were no revenues. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

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Research and Development

Research and development expenses for the three-month period ended February 28, 2023 decreased $4.77 million to $2.21 million, as compared to $6.98 million for the same period in 2022. The decrease was primarily attributable to a $1.91 million decrease in external engineering costs for ongoing design work for our Infinite Loop™ manufacturing process, a $1.76 million decrease in purchases of machinery and equipment used at the Terrebonne facility, and a $0.37 million decrease in operating expenses at the Terrebonne facility plant and laboratories.

General and administrative expenses

General and administrative expenses for the three-month period ended February 28, 2023 decreased $1.23 million to $2.20 million, as compared to $3.42 million for the same period in 2022. The decrease was primarily attributable to a $0.44 million decrease in insurance costs, a $0.40 million decrease in expenses for legal and professional fees due to costs principally associated with the SEC investigation and class action suits described in “Item 3. Legal Proceedings” of our 10-K and the Company’s commercialization plans, and a $0.37 million decrease in stock-based compensation expenses which is mainly due to RSU forfeitures in the three-month period ended February 28, 2023, accounted for as a reversal of stock-based compensation expense.

Net Loss

The net loss for the three-month period ended February 28, 2023 decreased $19.70 million with a net income of $5.42 million in the period, as compared to a net loss of $14.27 million for the same period in 2022. The decrease is primarily due to a gain on disposition of land of $9.98 million related to the Company’s sale of land in Bécancour, Québec, decreased research and development expenses of $4.77 million, decreased general and administrative expenses of $1.23 million, as well as the contingency loss for legal settlement of $2.52 million and loss from equity-accounted investment of $1.12 million both recorded in the year ended February 28, 2022.

The contingency loss for legal settlement of $2.52 million in the year ended February 28, 2022 is related to the agreement for the settlement of the consolidated class action lawsuit filed in the Southern District of New York described in “Item 3. Legal Proceedings” of our 10-K entered into by the Company and the current and former officer defendants on March 1, 2022.

The recognition of a loss from equity-accounted investment of $1.12 million in the three-month period ended February 28, 2022 is related to management’s determination that the capitalized costs in our joint venture with Indorama, Indorama Loop Technologies (“ILT”) were no longer recoverable. The joint venture had made a decision during 2020 that it would temporarily delay work on the project, largely due to factors related to the COVID-19 pandemic. Since that date, no expenditures have been incurred by the joint venture. Also, the Company achieved significant advancements in its engineering design independently from that which was accomplished in ILT. Due to these advancements, management has determined that engineering design costs initially capitalized in ILT are now obsolete and no longer recoverable. Therefore, the Company recorded a loss of $1.12 million relating to its investment in ILT during the three-month period ended February 28, 2022. This amount represents the Company’s 50% portion of the engineering design costs capitalized in ILT.

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Fiscal Year Ended February 28, 2023

The following table summarizes our operating results for the years ended February 28, 2023 and February 28, 2022, in U.S. Dollars.

	Years ended
	February 28, 2023	February 28, 2022	Change
Revenues	$172,838	$-	$172,838

Expenses
Research and development
Machinery and equipment expenditures	4,216,042	9,549,802	(5,333,760)
External engineering	3,272,864	7,307,363	(4,034,499)
Employee compensation	6,468,202	5,722,906	745,296
Stock-based compensation	1,337,167	1,536,734	(199,567)
Plant and laboratory operating expenses	2,580,977	2,649,133	(68,156)
Tax credits	(1,199,137)	(91,960)	(1,107,177)
Other	669,849	1,062,447	(392,598)
Total research and development	17,345,964	27,736,425	(10,390,461)

General and administrative
Professional fees	4,288,299	4,247,859	40,440
Employee compensation	2,475,317	2,772,977	(297,660)
Stock-based compensation	8,749,019	525,633	8,223,386
Insurance	3,594,030	4,267,927	(673,897)
Other	1,322,751	978,043	344,708
Total general and administrative	20,429,416	12,792,439	7,636,977

Gain on disposition of land	(16,683,492)	-	(16,683,492)
Contingency loss for legal settlement	-	2,519,220	(2,519,220)
Loss from equity-accounted investment	-	1,119,078	(1,119,078)
Depreciation and amortization	550,114	548,232	1,882
Interest and other financial expenses	188,756	154,319	34,437
Interest income	(41,296)	(58,976)	17,680
Foreign exchange loss (gain)	(316,059)	110,219	(426,278)
Total expenses	21,473,403	44,920,956	(23,447,553)
Net loss	$(21,300,565)	$(44,920,956)	$23,620,391

Revenues

Revenues for the year ended February 28, 2023 were $0.17 million. For the same period in 2022, there were no revenues. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expenses for the year ended February 28, 2023 decreased $10.39 million to $17.35 million, as compared to $27.74 million for the same period in 2022. The decrease was primarily attributable to a $5.33 million decrease in purchases of machinery and equipment used at the Terrebonne facility, a $4.03 million decrease in external engineering expenses for ongoing design work for our Infinite Loop™ manufacturing process, and a $1.11 million increase in tax credits recorded as a reduction of research and development expenses. These decreases were partially offset by a $0.75 million increase in employee compensation expenses related to increased headcount in our in-house engineering and commercial project teams.

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General and administrative expenses

General and administrative expenses for the year ended February 28, 2023 increased $7.64 million to $20.43 million, as compared to $12.79 million for the same period in 2022. The increase was primarily attributable to an increased stock-based compensation expense of $8.22 million, of which $7.74 million was related to the achievement of a performance milestone for 1,000,000 RSUs following the execution of a supply agreement with a customer and $0.94 million was attributable to RSU forfeitures in the same period in 2022, which were accounted for as a reversal of stock-based compensation. The increase was partially offset by decreased insurance costs of $0.67 million, and a $0.30 million decrease in employee compensation costs.

Net Loss

The net loss for the year ended February 28, 2023 decreased $23.62 million to $21.30 million, as compared to $44.92 million for the same period in 2022. The decrease is primarily due to a gain on disposition of land of $16.68 million related to the Company’s sale of land in Bécancour, Québec, decreased research and development expenses of $10.39 million, as well as the contingency loss for legal settlement of $2.52 million and loss from equity-accounted investment of $1.12 million both recorded in the year ended February 28, 2022. The decrease in net loss was partially offset by increased general and administrative expenses of $7.64 million.

The contingency loss for legal settlement of $2.52 million in the year ended February 28, 2022 is related to the agreement for the settlement of the consolidated class action lawsuit filed in the Southern District of New York described in “Item 3. Legal Proceedings” of our 10-K entered into by the Company and the current and former officer defendants on March 1, 2022.

The recognition of a loss from equity-accounted investment of $1.12 million in the year ended February 28, 2022 is related to the Company’s investment in ILT as discussed in the fourth quarter results above.

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Loop Industries, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in United States dollars)

	Years Ended
	February 28, 2023	February 28, 2022
Revenue	$172,838	$-

Expenses :
Research and development	17,345,964	27,736,425
General and administrative	20,429,416	12,792,439
Depreciation and amortization	550,114	548,232
Total expenses	38,325,494	41,077,096

Other (income) loss :
Gain on disposition of land	(16,683,492)	-
Loss for legal settlement	-	2,519,220
Loss from equity-accounted investment	-	1,119,078
Interest and other financial expenses	188,756	154,319
Interest income	(41,296)	(58,976)
Foreign exchange (gain) loss	(316,059)	110,219
Net loss	(21,300,565)	(44,920,956)

Other comprehensive loss -
Foreign currency translation adjustment	(1,045,243)	(89,443)
Comprehensive loss	$(22,345,808)	$(45,010,399)
Net loss per share
Basic and diluted	$(0.45)	$(0.99)
Weighted average common shares outstanding
Basic and diluted	47,418,949	45,287,885

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Loop Industries, Inc.

Consolidated Balance Sheets

(in United States dollars)

	As at
	February 28, 2023	February 28, 2022

Assets
Current assets
Cash and cash equivalents	$29,590,686	$44,061,427
Restricted cash	1,000,000	-
Sales tax, tax credits and other receivables	1,075,045	1,716,262
Inventories	726,933	-
Deposits on machinery and equipment	3,395,650	2,801,680
Prepaid expenses and other deposits	635,580	163,966
Assets held for sale	-	3,389,279
Total current assets	36,423,894	52,132,614
Investment in joint venture	380,922	380,922
Property, plant and equipment, net	2,545,203	5,692,862
Intangible assets, net	1,209,959	1,013,801
Total assets	$40,559,978	$59,220,199

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$2,510,481	$9,846,815
Customer deposits	1,011,732	-
Current portion of long-term debt	62,135	-
Total current liabilities	3,584,348	9,846,815
Long-term debt	3,240,271	3,378,403
Total liabilities	6,824,619	13,225,218

Stockholders' Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001; 250,000,000 shares authorized; 47,469,224 shares issued and outstanding (2022 – 47,388,056)	4,748	4,740
Additional paid-in capital	170,369,868	150,396,704
Additional paid-in capital – Warrants	20,385,510	30,272,496
Accumulated deficit	(155,883,491)	(134,582,926)
Accumulated other comprehensive loss	(1,141,276)	(96,033)
Total stockholders' equity	33,735,359	45,994,981
Total liabilities and stockholders' equity	$40,559,978	$59,220,199

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Loop Industries, Inc.

Consolidated Statements of Cash Flows

(in United States dollars)

	February 28, 2023	February 28, 2022
Cash Flows from Operating Activities
Net loss	$(21,300,565)	$(44,920,956)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	550,114	548,232
Stock-based compensation	10,086,186	2,062,367
Gain on disposition of land	(16,683,492)	-
Payment of legal settlement, net	(2,262,218)	-
Loss for legal settlement	-	2,519,220
Loss from equity-accounted investment	-	1,119,078
Accretion and accrued interest	155,602	121,240
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	548,160	45,126
Inventories	(726,933)	-
Prepaid expenses and other deposits	(696,101)	32,711
Accounts payable and accrued liabilities	(4,562,512)	(2,089,679)
Net cash used in operating activities	(34,891,759)	(40,562,661)

Cash Flows from Investing Activities
Proceeds from disposition of land	22,313,868	-
Deposits on machinery and equipment	(593,970)	(2,422,285)
Additions to property, plant and equipment	(80,875)	(4,815,847)
Additions to intangible assets	(360,225)	(294,955)
Net cash used in investing activities	21,278,798	(7,533,087)

Cash Flows from Financing Activities
Customer deposits	1,011,732	-
Proceeds from sales of common shares and exercise of warrants, net of share issuance costs	-	56,049,167
Proceeds from issuance of long-term debt	-	1,882,790
Repayment of long-term debt	-	(937,156)
Net cash provided by financing activities	1,011,732	56,994,801

Effect of exchange rate changes	(869,512)	(59,577)
Net change in cash, cash equivalents and restricted cash	(13,470,741)	8,839,476
Cash, cash equivalents and restricted cash, beginning of year	44,061,427	35,221,951
Cash, cash equivalents and restricted cash, end of year	$30,590,686	$44,061,427

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$-	$32,791
Interest received	$41,296	$53,995

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (x) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xi) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates,  (xii) the outcome of any SEC investigations or class action litigation filed against us, (xiii) our ability to hire and/or retain qualified employees and consultants, (xiv) other events or circumstances over which we have little or no control, and (xv) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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For More Information:

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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